Exhibit 10.2

JPMORGAN CHASE BANK, N.A.

717 TRAVIS, 6th FLOOR NORTH

HOUSTON, TEXAS 77002

March 2, 2005

HomeBanc Corp.

HomeBanc Mortgage Corporation

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Attention: Mr. James Krakau

Re:	HomeBanc Mortgage Corporation — security for Obligations under the Application and Agreement for Standby Letter of Credit dated as of August 11, 2003 (the “Reimbursement Agreement”) comprised of Pledged Loans that have become ineligible to be Collateral under the 6/04 Amended and Restated Senior Secured Credit Agreement dated as of June 7, 2004 and effective as of July 19, 2004, as amended (the “Credit Agreement”) among HomeBanc Corp., a Georgia corporation (“HC”), its wholly-owned subsidiary, HomeBanc Mortgage Corporation, a Delaware corporation (“HMC”, HC and HMC being sometimes referred to individually as a “Company” and together as the “Companies”), JPMorgan Chase Bank (“JPMorgan”), as a lender and as agent and representative of the other lenders party thereto (in that capacity JPMorgan is called the “Agent”) and such other lenders (together with JPMorgan as a lender, the “Lenders”)

Ladies and Gentlemen:

Please sign and return a copy of this letter to us to evidence your agreements with JPMorgan that:

1. Defined Terms. All capitalized terms defined in the Credit Agreement and used, but not defined differently, in this letter have the same meanings here as there.

2. Formerly Fully Qualified Credit Agreement Collateral. Each first lien Dry Loan that is Pledged to the Agent from time to time under the Credit Agreement and that at one time satisfied all conditions for eligibility as Collateral under the Credit Agreement and is not In Default but as to which one or more of the following numbered Disqualifiers as listed on Schedule DQ of the Credit Agreement (to which reference is here made for the full description of the Disqualifiers summarized for convenience below) has occurred:

15. (More than 180 days have elapsed since the Original Pledge Date of a Pledged Loan other than a Construction/Permanent Loan, a HELOC, a Second Lien Loan, an Interest Only Loan that is a Prime Loan or a 3/6-5/6 Hybrid ARM)

Mr. James Krakau

March 2, 2005

16. (More than 60 days have elapsed since the Original Pledge Date of an Interest Only Loan or a 3/6-5/6 Hybrid ARM)

which Dry Loans are herein called the “Formerly Fully Qualified Credit Agreement Collateral”, shall automatically (i) cease to secure the “Obligations” under, and as that term is defined in, the Credit Agreement (the “Credit Agreement Obligations”) and (ii) be and become collateral security for the “Obligations” under, and as that term is defined in, the Reimbursement Agreement (the “Reimbursement Agreement Obligations”), pursuant to Section 5 of the Reimbursement Agreement, either:

(a) as to each item of Formerly Fully Qualified Credit Agreement Collateral that is now in the possession of JPMorgan, today;

(b) as to each of the Companies’ Dry Loans whose original Mortgage Note is hereafter delivered to JPMorgan or otherwise comes into JPMorgan’s possession and:

(1) initially are eligible Collateral under the Credit Agreement, on the day when it first ceases to be eligible Collateral under the Credit Agreement; or

(2) are not eligible Collateral under the Credit Agreement when delivered, on the day when it is delivered to JPMorgan or otherwise comes into JPMorgan’s possession;

provided that (i) no Dry Loan whose original Mortgage Note is not in the JPMorgan’s actual possession shall have collateral value as security for the Reimbursement Agreement Obligations (a lost note affidavit is not an acceptable substitute for the original Mortgage Note), (ii) no Dry Loan the Lien of whose related Mortgage is of less than first priority shall have collateral value as security for the Reimbursement Agreement Obligations, (iii) no Dry Loan that is not, or ceases, being paid in accordance with its terms (without regard to any waivers granted or modifications made after, or in anticipation of, default) shall have (or continue to have) collateral value as security for the Reimbursement Agreement Obligations and (iv) each item of Formerly Fully Qualified Credit Agreement Collateral shall automatically have zero collateral value as security for the Reimbursement Agreement Obligations on and after the day that is three hundred sixty-five (365) days after the date of its Mortgage Note.

Each Company hereby pledges to JPMorgan, and grants JPMorgan a security interest in, all of such Company’s present and future right, title and interest in and to the Formerly Fully Qualified Credit Agreement Collateral, whether now owned or hereafter acquired, to secure all of the Reimbursement Agreement Obligations, to the same effect as if the Formerly Fully Qualified Credit Agreement Collateral were specifically described in Section 5 of the Reimbursement Agreement.

Mr. James Krakau

March 2, 2005

3. No Other or Additional Security Interest Created in the Credit Agreement Collateral. The Companies do not intend to grant, and JPMorgan disclaims, any security interest in favor of JPMorgan (other than the security interest therein granted to JPMorgan in its capacities as a Lender and as agent and representative of the other Lenders under the Credit Agreement, which the Companies and JPMorgan hereby ratify and confirm) in any of the Collateral for the Credit Agreement Obligations that has not become Formerly Fully Qualified Credit Agreement Collateral because it has ceased to qualify as eligible Collateral under the terms and conditions of the Credit Agreement and has zero Collateral Value under the Credit Agreement. Any Dry Loan that now or hereafter secures the Credit Agreement Obligations does not and will not secure the Reimbursement Agreement Obligations, either simultaneously or alternatively.

4. UCC Statements. Each Company hereby authorizes JPMorgan to file such UCC financing statements as JPMorgan shall deem necessary or appropriate to perfect and continue perfection of the security interest hereby granted and confirmed by the Companies to JPMorgan in and to the Formerly Fully Qualified Credit Agreement Collateral.

5. Collateral Value of Formerly Fully Qualified Credit Agreement Collateral. The value of the Formerly Fully Qualified Credit Agreement Collateral as collateral security for the Reimbursement Agreement Obligations shall be its Collateral Value as it would be determined under the Credit Agreement if no Disqualifier existed and the Advance Rate for it were fifty percent (50%) instead of the Advance Rate for that type of Collateral that is specified in the Credit Agreement; provided that if any item of Formerly Fully Qualified Credit Agreement Collateral shall be or become In Default, or if more than three hundred sixty-five (365) days shall have elapsed since its Mortgage Note’s date, the collateral value of that item as security for the Reimbursement Agreement Obligations shall automatically be and become zero.

6. Weekly Listing Report. Weekly, the Companies agree to provide JPMorgan a list of all Formerly Fully Qualified Credit Agreement Collateral substantially in the form of Exhibit A to this letter.

Mr. James Krakau

March 2, 2005

7. Companies to Provide Additional Cash, Cash Equivalent Collateral or Other Acceptable Collateral. If at any time the aggregate collateral value of all Formerly Fully Qualified Credit Agreement Collateral pledged to JPMorgan to secure the Reimbursement Agreement Obligations for any reason or reasons shall be less than Three Million Five Hundred Thousand Dollars ($3,500,000), the Companies agree to immediately pledge to JPMorgan cash collateral, cash equivalent collateral or collateral that fully satisfies all conditions for eligibility as Collateral under the Credit Agreement (but is not Pledged to the Agent) and that is acceptable to JPMorgan in all respects, having aggregate collateral value, as determined by JPMorgan, at least equal to such deficit, to secure the Reimbursement Agreement Obligations, so that at all times they will be secured by collateral having collateral value of not less than Three Million Five Hundred Thousand Dollars ($3,500,000).

Very truly yours,

JPMORGAN CHASE BANK

		By:	/s/Michael W. Nicholson
		Name:	Michael W. Nicholson
		Title:	Senior Vice President
Agreed:

HOMEBANC CORP.		HOMEBANC MORTGAGE CORPORATION

By:	/s/James L. Krakau	By:	/s/James L. Krakau
Name:	James L. Krakau	Name:	James L. Krakau
Title:	Senior Vice President	Title:	Senior Vice President

EXHIBIT A

Weekly Reimbursement Agreement Collateral Report

The undersigned hereby certify to JPMorgan Chase Bank, N.A. that as of                     , 200  , the Formerly Fully Qualified Credit Agreement Collateral, as defined in the letter agreement dated as of March 2, 2005 among HomeBanc Corp., a Georgia corporation (“HC”), its wholly-owned subsidiary, HomeBanc Mortgage Corporation, a Delaware corporation (“HMC”, HC and HMC being sometimes referred to individually as a “Company” and together as the “Companies”) and JPMorgan Chase Bank (“JPMorgan”), none of which is In Default, and which secures the Reimbursement Agreement Obligations (as also defined in that letter agreement) is as follows:

LOAN NO.	BORROWER OR CUSTOMER NAME	NOTE DATE	ORIGINAL PRINCIPAL AMOUNT	PRINCIPAL BALANCE	LOAN TYPE	COLLATERAL VALUE

TOTAL COLLATERAL VALUE						$

HOMEBANC CORP.		HOMEBANC MORTGAGE CORPORATION

By:	_______________________________________	By:	_______________________________________
Name:	_______________________________________	Name:	_______________________________________
Title:	_______________________________________	Title:	_______________________________________
Date: , 200		Date: , 200